Exhibit 99.1

Everspin Reports Unaudited Second Quarter 2023 Financial Results

Everspin continues to generate profits, reporting positive GAAP net income for the 9th quarter in a row along with strong operational cash flow in its second quarter results.

Chandler, AZ, August 2, 2023 — Everspin Technologies, Inc. (NASDAQ: MRAM), the market leader in MRAM, today announced preliminary unaudited financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 Highlights

•	Q2’23 revenue exceeded the top end of guidance at $15.7 million.
•	The company reported net income of $3.9 million for Q2’23 compared to $0.8 million for Q1’23.
•	Adjusted EBITDA for Q2’23 was $5.4 million compared to $2.3 million for Q1’23.
•	Basic EPS for Q2’23 was $0.19 compared to $0.04 in Q1’23.
•	Everspin generated cash flows from operating activities of $6.3 million for Q2’23.
•	Everspin ended Q2’23 with cash and cash equivalents of $30.8 million.
•	Everspin received a one-time employee retention tax credit of $2.0 million.

“Everspin delivered revenue of $15.7 million in the second quarter, above the high end of guidance, while managing through the supply chain constraints for our Toggle business and delivering a strong performance on our Radiation Hard programs,” said Sanjeev Aggarwal, President & CEO. "We continue to exceed expectations on our Radiation Hard programs to deliver STT-MRAM based solutions for a "high-density memory array" and a "distributed configuration memory" for instant-on FPGAs with multiple time programmability. Healthy backlog in our industrial and automotive markets indicate strength in our core businesses.”

Second Quarter 2023 Results

Total revenue for the second quarter of 2023 was $15.7 million, an increase of 6% from the $14.8 million reported in the first quarter of 2023. This is an increase of 7% compared to $14.7 million of revenue in the second quarter of 2022.

MRAM product sales in the second quarter of 2023, which includes both Toggle and STT-MRAM revenue, was $13.4 million, compared to $13.8 million reported in the first quarter of 2023. This is compared to $13.2 million reported in the second quarter of 2022.

Licensing, royalties, patents and other revenue was $2.3 million, an increase from $1.1 million reported in the first quarter of 2023. This is an increase of 58% from $1.5 million reported in the second quarter of 2022.

Second quarter 2023 revenue increased from the prior quarter due to licensing revenue related to Everspin’s RAD-Hard projects.

Gross margin for the second quarter of 2023 was 58.4%, compared to 56.8% in the first quarter of 2023 and 58.4% in the second quarter of 2022.

GAAP operating expenses were $7.6 million in the second quarter of 2023, compared to $7.7 million in the first quarter of 2023 and $6.9 million in the second quarter of 2022. GAAP operating expenses increased in the second quarter of 2023 compared to the second quarter of 2022 as a result of increased development costs related to Everspin’s new xSPI family of lower density STT-MRAM products that are currently in low volume production.

GAAP net income for the second quarter of 2023 was $3.9 million, or $0.19 per basic share, based on 20.7 million weighted-average basic common shares outstanding. This is compared to net income of $0.8 million, or $0.04 per basic share, in the first quarter of 2023 and net income of $1.7 million, or $0.08 per basic share, in the second quarter of 2022.

Cash and cash equivalents as of the end of the second quarter of 2023 were $30.8 million, compared to $24.2 million as of the end of the first quarter of 2023, and $23.1 million as of the end of the second quarter of 2022.

Everspin generated cash flows from operating activities of $6.3 million in the second quarter of 2023, compared to $1.2 million in the first quarter of 2023, and $4.3 million in the second quarter of 2022.

During the second quarter of 2023, Everspin received a one-time Employee Retention Tax Credit (ERTC) refund from the United States Treasury totaling $2.0 million. The refund was received pursuant to provisions within the Coronavirus Aid, Relief, and Economic Security Act.  Everspin recorded the one-time ERTC within other income during the second quarter of 2023.

Business Outlook

For the third quarter 2023, Everspin expects total revenue in a range of $15.4 million to $16.4 million. Everspin expects GAAP net income per basic share to be between $0.01 and $0.06.

This outlook is dependent on Everspin's current expectations, which may be impacted by, among other things, evolving external conditions, such as the resurgence of COVID-19 and its variants, local safety guidelines, worsening impacts due to supply chain constraints or interruptions, including due to the military conflict in Ukraine and recent market volatility, semiconductor downturn and the other risk factors described in Everspin's filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, its Quarterly Reports on Form 10-Q filed with the SEC during 2023, as well as in its subsequent filings with the SEC.

Use of Non-GAAP Financial Measures

Everspin supplements the reporting of its financial information determined under generally accepted accounting principles in the United States of America (GAAP) with Adjusted EBITDA, which is a non-GAAP financial measure. Everspin defines Adjusted EBITDA as net income adjusted for interest expense, taxes, depreciation and amortization, stock-based compensation expense, and restructuring costs if any.

Everspin’s management and board of directors use Adjusted EBITDA to understand and evaluate its operating performance and trends, to prepare and approve its annual budget and to develop short-term and long-term operating and financing plans. Accordingly, Everspin believes that Adjusted EBITDA provides useful information for investors in understanding and evaluating its operating results in the same manner as its management and board of directors. Adjusted EBITDA is a non-GAAP financial measure and should be considered in addition to, not as superior to, or as a substitute for, net income reported in accordance with GAAP. Moreover, other companies may define Adjusted EBITDA differently, which limits the usefulness of this measure for comparisons with such other companies. Everspin encourages investors to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Conference Call

Everspin will host a conference call for analysts and investors on Wednesday, August 2, 2023, at 5:00 p.m. Eastern Time. Interested participants can pre-register online to receive a telephone number and a unique passcode at:

https://register.vevent.com/register/BI6f420adaead04896a89f74be1072e951

The conference call will be broadcast live in listen-only mode at:

https://edge.media-server.com/mmc/p/k8k7f8ap

The registration link and archived webcast will be available in the Investor Relations section of Everspin’s website at investor.everspin.com.

About Everspin Technologies

Everspin Technologies, Inc. is the world’s leading provider of Magnetoresistive RAM (MRAM). Everspin MRAM delivers the industry’s most robust, highest performance non-volatile memory for Industrial IoT, Data Center, and other mission-critical applications where data persistence is paramount. Headquartered in Chandler, Arizona, Everspin provides commercially available MRAM solutions to a large and diverse customer base. For more information, visit www.everspin.com. NASDAQ: MRAM.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future results that involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the statements made under the caption “Business Outlook.” Forward-looking statements are identified by words such as “expects” or similar expressions. These include, but are not limited to, Everspin’s future financial performance, including the outlook for third quarter 2023 results. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the risks set forth under the caption “Risk Factors” in Everspin’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 2, 2023, and its Quarterly Reports on Form 10-Q filed with the SEC during 2023, as well as in its subsequent filings with the SEC. Any forward-looking statements made by Everspin in this press release speak only as of the date on which they are made and subsequent events may cause these expectations to change. Everspin disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

Company Contact:

Anuj Aggarwal, CFO

T: 480-347-1082

E: anuj.aggarwal@everspin.com

EVERSPIN TECHNOLOGIES, INC.

Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$30,830	$26,795
Accounts receivable, net	9,026	10,665
Inventory	7,345	6,683
Prepaid expenses and other current assets	411	604
Total current assets	47,612	44,747
Property and equipment, net	3,522	3,883
Right-of-use assets	6,074	6,641
Other assets	62	62
Total assets	$57,270	$55,333

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,230	$2,778
Accrued liabilities	2,832	3,533
Deferred revenue	725	821
Current portion of long-term debt	—	2,594
Lease liabilities, current portion	1,156	1,122
Other liabilities	50	27
Total current liabilities	5,993	10,875
Long-term debt, net of current portion	—	—
Lease liabilities, net of current portion	4,991	5,580
Long-term income tax liability	214	214
Total liabilities	$11,198	$16,669
Commitments and contingencies (Note 5)
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized; no shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Common stock, $0.0001 par value per share; 100,000,000 shares authorized; 20,743,422 and 20,374,288 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	188,126	185,364
Accumulated deficit	(142,056)	(146,702)
Total stockholders’ equity	46,072	38,664
Total liabilities and stockholders’ equity	$57,270	$55,333

EVERSPIN TECHNOLOGIES, INC.

Statements of Income and Comprehensive Income

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Product sales	$13,406	$13,223	$27,183	$25,894
Licensing, royalty, patent, and other revenue	2,341	1,484	3,410	3,160
Total revenue	15,747	14,707	30,593	29,054
Cost of product sales	6,090	5,793	12,213	11,545
Cost of licensing, royalty, patent, and other revenue	464	323	757	595
Total cost of sales	6,554	6,116	12,970	12,140
Gross profit	9,193	8,591	17,623	16,914
Operating expenses:[1]
Research and development	2,708	2,699	5,907	5,135
General and administrative	3,507	2,860	6,727	5,589
Sales and marketing	1,355	1,292	2,670	2,426
Total operating expenses	7,570	6,851	15,304	13,150
Income from operations	1,623	1,740	2,319	3,764
Interest expense	—	(70)	(63)	(145)
Other income (expense), net	2,262	1	2,390	(13)
Net income before income taxes	3,885	1,671	4,646	3,606
Income tax expense	—	—	—	—
Net income and comprehensive income	$3,885	$1,671	$4,646	$3,606
Net income per common share:
Basic	$0.19	$0.08	$0.23	$0.18
Diluted	$0.18	$0.08	$0.22	$0.17
Weighted average shares of common stock outstanding:
Basic	20,657,404	20,069,444	20,554,769	19,983,526
Diluted	21,234,253	20,424,283	21,068,059	20,626,547

[1]Operating expenses include stock-based compensation as follows:
Research and development	$503	$462	$949	$795
General and administrative	624	647	1,235	1,018
Sales and marketing	133	202	236	322
Total stock-based compensation	$1,260	$1,311	$2,420	$2,135

EVERSPIN TECHNOLOGIES, INC.

Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net income	$4,646	$3,606
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	617	462
Gain on sale of property and equipment	(15)	(167)
Stock-based compensation	2,420	2,135
Loss on prepayment and termination of credit facility	170	—
Non-cash warrant revaluation	23	(21)
Non-cash interest expense	26	62
Changes in operating assets and liabilities:
Accounts receivable	1,639	(1,090)
Inventory	(662)	20
Prepaid expenses and other current assets	193	(38)
Other assets	—	664
Accounts payable	(741)	(201)
Accrued liabilities	(701)	(1,414)
Deferred revenue	(96)	(832)
Lease liabilities	12	164
Net cash provided by operating activities	7,531	3,350
Cash flows from investing activities
Purchases of property and equipment	(1,063)	(996)
Proceeds received from sale of property and equipment	15	202
Net cash used in investing activities	(1,048)	(794)
Cash flows from financing activities
Payments on long-term debt	(2,790)	(1,200)
Proceeds from exercise of stock options and purchase of shares in employee stock purchase plan	342	286
Net cash used in financing activities	(2,448)	(914)
Net increase in cash and cash equivalents	4,035	1,642
Cash and cash equivalents at beginning of period	26,795	21,409
Cash and cash equivalents at end of period	$30,830	$23,051
Supplementary cash flow information:
Interest paid	$37	$83
Operating cash flows paid for operating leases	$692	$635
Financing cash flows paid for finance leases	$6	$5
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$3,350
Right-of-use assets obtained in exchange for finance lease liabilities	$—	$36
Purchases of property and equipment in accounts payable and accrued liabilities	$—	$783

EVERSPIN TECHNOLOGIES, INC.

Adjusted EBITDA Reconciliation

(In thousands)

(Unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Adjusted EBITDA reconciliation:
Net income	$3,885	$761	$1,671
Depreciation and amortization	284	333	204
Stock-based compensation expense	1,260	1,160	1,311
Interest expense	—	63	70
Income tax expense	—	—	—
Adjusted EBITDA	$5,429	$2,317	$3,256